Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-262300 on Form S-3 of our report dated March 25, 2022 relating to the combined and consolidated financial statements of Hyperfine, Inc., appearing in the Annual Report on Form 10-K of Hyperfine, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
January 24, 2023